UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

INTEGRA BANK CORPORATION
 (Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana	47705-0868
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-9677

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 27, 2009, Integra Bank Corporation (the “Company”) entered into a Letter Agreement with the United States Department of Treasury (the “Treasury Department”) as part of the Treasury Department’s Capital Purchase Program established under the Emergency Economic Stabilization Act of 2008 (“EESA”). Pursuant to the Securities Purchase Agreement-Standard Terms (“Securities Purchase Agreement”) attached to the Letter Agreement, the Company issued to the Treasury Department 83,586 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Designated Preferred Stock”), having a liquidation amount per share of $1,000, and a warrant (the “Warrant”) to purchase up to 7,418,876 shares (“Warrant Shares”) of the Company’s common stock, at an initial per share exercise price of $1.69, for an aggregate purchase price of $83,586,000. The Designated Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
The Designated Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and 9% per year thereafter. Pursuant to the terms of the recently enacted American Recovery and Reinvestment Act of 2009 (the “ARRA”), the Company may, upon prior consultation with its primary federal regulator, redeem the Designated Preferred Stock at any time, without regard to whether the Company has replaced such funds from any source or to any waiting period. Upon full redemption of the Designated Preferred Stock, the Treasury Department will also liquidate the associated Warrant in accordance with the ARRA and any rules and regulations thereunder. The Designated Preferred Stock is generally non-voting.
Pursuant to the Securities Purchase Agreement, until the Treasury Department no longer owns any shares of the Designated Preferred Stock, the Warrant or Warrant Shares, the Company’s employee benefit plans and other executive compensation arrangements for the Senior Executive Officers must continue to comply in all respects with Section 111(b) of the EESA, as amended by the ARRA. The Company’s “Senior Executive Officers” are Michael T. Vea, Chairman of the Board, President and Chief Executive Officer; Martin M. Zorn, Executive Vice President, Chief Operating Officer and Chief Financial Officer; Raymond D. Beck, Executive Vice President, Chief Credit and Risk Officer; Roger D. Watson, Executive Vice President of Commercial and Corporate Real Estate, Integra Bank; and Roger M. Duncan, Executive Vice President, Integra Bank, Retail Manager and Community Markets Manager. As described in Item 5.02 below, each of the Senior Executive Officers entered into a Senior Officer Letter Agreement with the Company and a Waiver in the form required for the Capital Purchase Plan on February 26, 2009. In addition to the Senior Executive Officers named above, Bradley M. Stevens, President and Chief Executive Officer — Chicago Region, Integra Bank, executed the Senior Officer Letter Agreement and Waiver. In addition, on February 27, 2009, the Company entered into a letter agreement with the Treasury Department (the “ARRA Letter Agreement”) confirming the applicability of the provisions of the ARRA relating to the executive compensation to the Company.
As part of the transaction contemplated by the Securities Purchase Agreement, the Company issued the Warrant to the Treasury Department. The Warrant entitles the holder to purchase 7,418,876 shares of the Company’s common stock at an initial per share exercise price of $1.69, subject to adjustment, for a term of ten years. If our shareholders do not approve the proposed amendment to our articles of incorporation to increase the number of authorized shares of common stock and approve the issuance of the common stock upon exercise of the Warrant in accordance with applicable stock exchange rules as described in the following paragraph by August 27, 2009, the exercise price of the Warrant will be reduced by fifteen percent (15%) to $1.44 per share, and will be further reduced by 15% of the initial exercise price on each six-month anniversary thereafter if shareholder approval has not been obtained, subject to a maximum reduction of $0.76 per share. The Warrant also provides for the adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Company common stock, and upon certain issuances of the Company common stock at or below a specified price relative to the initial exercise price. If the Company completes one or more “qualified equity offerings” within the meaning of the Capital Purchase Program on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds equal to at least $83,586,000, then the number of Warrant Shares will be reduced by 50% of the original number of Warrant Shares. Pursuant to the Securities Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of Company common stock issued upon exercise of the Warrant.
The Company does not currently have a sufficient number of authorized shares of its common stock to permit full exercise of the Warrant. Accordingly, the Company intends to submit a proposed amendment to its articles of incorporation increasing the number of authorized shares of common stock to a vote of its shareholders at the 2009 annual meeting. At the same meeting, shareholders will be asked to approve the issuance of the common stock upon exercise of the Warrant in accordance with applicable stock exchange rules.

The foregoing description of the Securities Purchase Agreement, the Designated Preferred Stock, the Warrant, the Senior Officer Letter Agreement, the Waiver and the ARRA Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 10.4, respectively, and are incorporated into this Item 1.01 by reference.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
The information set forth above under Item 1.01 with respect to the issuance of the Designated Preferred Stock and the Warrant is incorporated into this Item 3.02 by reference.
ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
Prior to December 12, 2011, and unless the Company has redeemed the Designated Preferred Stock or the Treasury Department has transferred the Designated Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (i) increase its common stock dividend above $0.01 per share per quarter or (ii) repurchase shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.
Furthermore, under the Articles of Amendment to the Company’s Articles of Incorporation described in Item 5.03, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event the Company fails to declare or pay full dividends on the Designated Preferred Stock.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
In connection with the events described above under Item 1.01, which is incorporated herein by reference, on February 26, 2009, each of the Company’s Senior Executive Officers and Mr. Stevens entered into a Letter Agreement with the Company, for the purpose of amending each Senior Executive Officer’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) in order to comply with the executive compensation and corporate governance requirements of Section 111(b), as amended, of the EESA. Each of the Senior Executive Officers and Mr. Stevens also executed a Waiver in the form required under the Capital Purchase Program voluntarily waiving any claim against the Company or the Treasury Department for any changes to such person’s compensation and benefits required to comply with Section 111(b) of the EESA. The form of the Senior Officer Letter Agreement and the form of the Waiver are attached as Exhibits 10.2 and 10.3 hereto, respectively, and are incorporated into this Item 5.02 by reference. Additionally, on February 27, 2009, the Company entered into the ARRA Letter Agreement with the Treasury Department confirming the applicability of the executive compensation provisions of the ARRA to the Company’s executive compensation arrangements. A copy of the ARRA Letter Agreement is attached as Exhibit 10.4 hereto, and is incorporated into this Item 5.02 by reference.
ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On February 25, 2009, the Company filed Articles of Amendment to the Company’s Articles of Incorporation with the Indiana Secretary of State, which (i) established the terms of the Designated Preferred Stock as its “Fixed Rate Cumulative Perpetual Preferred Stock, Series B,” (ii) authorized 83,586 shares of Designated Preferred Stock, and (iii) set forth the voting and other powers, designations, preferences and relative, participating, option or other rights, and the qualifications, limitations or restrictions thereof, of the Designated Preferred Stock.
Also, the Board of Directors amended Article XII of the Company’s By-Laws to make the control share provisions of the Indiana Business Corporation Law inapplicable to the Company commencing at 12:01 a.m. on February 26, 2009.
The Articles of Amendment and the amendment to the By-Laws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated into this Item 5.03 by reference.

ITEM 8.01 OTHER EVENTS.
On February 27, 2009, the Company issued a press release announcing the consummation of the transactions described above under Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
In connection with the transaction reported herein, a proxy statement relating to certain of the matters discussed in this Form 8-K is expected to be filed with the SEC. When filed, copies of the proxy statement and other related documents may be obtained free of charge on the SEC’s website (www.sec.gov). THE COMPANY’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from the Company’s shareholders in connection with certain of the matters discussed in this Form 8-K. Information regarding such persons and their interests in the Company is contained in the Company’s proxy statements and annual reports on Form 10-K filed with the SEC. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the matters discussed in this Form 8-K, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the matters discussed in this Form 8-K, which are expected to be filed with the SEC.
The information contained in this Form 8-K is not intended as a solicitation to buy the Company’s stock and is provided for general information. This Form 8-K contains certain statements that may constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements include statements about the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based upon various factors (some of which may be beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” and similar expressions are intended to identify forward-looking statements.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Integra Bank Corporation.

Exhibit 3.2	Amendment to By-Laws of Integra Bank Corporation.

Exhibit 4.1	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series B.

Exhibit 4.2	Warrant for the Purchase of Shares of Common Stock of Integra Bank Corporation.

Exhibit 10.1	Letter Agreement, dated February 27, 2009, between Integra Bank Corporation and the United States Department of Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto.

Exhibit 10.2	Form of Senior Officer Letter Agreement.

Exhibit 10.3	Form of Waiver.

Exhibit 10.4	ARRA Letter Agreement, dated February 27, 2009, between Integra Bank Corporation and the United States Department of the Treasury.

Exhibit 99.1	Press Release dated February 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2009

INTEGRA BANK CORPORATION
By:	/s/ Martin M. Zorn
Martin M. Zorn
Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Integra Bank Corporation

3.2	Amendment to By-Laws of Integra Bank Corporation

4.1	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series B

4.2	Warrant for the Purchase of Shares of Common Stock of Integra Bank Corporation

10.1	Letter Agreement, dated February 27, 2009, between Integra Bank Corporation and the United States Department of Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto

10.2	Form of Senior Officer Letter Agreement

10.3	Form of Waiver

10.4	ARRA Letter Agreement, dated February 27, 2009, between Integra Bank Corporation and the United States Department of the Treasury

99.1	Press Release dated February 27, 2009